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                                                                   Exhibit 23(C)

[KPMG AUDIT PLC LETTERHEAD]


Private & confidential
The Directors
Spargo Consulting PLC
31 Beaufort Court
Admirals Way
Waterside
South Quay
London
E14 9XL

2 June 1998

Dear Sirs

We consent to the inclusion in the registration statement (No. 333-53381) on Form S-4 of Computer Horizons Corp. of our report dated 3 March 1998, with respect to the financial statements of Spargo Consulting PLC for the year ended 31 December 1997 and to the reference to our firm as experts.


Yours faithfully


/s/ KPMG Audit Plc

KPMG Audit Plc